SCHEDULE 14A INFORMATION

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              the Securities Exchange Act of 1934 (Amendment No.     )

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                        TEXAS INSTRUMENTS INCORPORATED
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


[Company Logo]

                            TEXAS INSTRUMENTS

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              April 22, 1999



Dear Stockholders:

You are cordially invited to attend the 1999 annual meeting of stockholders on Thursday, April 22, 1999 at the cafeteria on our property at 8505 Forest Lane, Dallas, Texas, at 10:00 a.m. (Dallas time). At the meeting we will:

     0     Elect directors for the next year.

     0 Consider and act upon such other matters as may properly come before the meeting.

Stockholders of record at the close of business on February 23, 1999 are entitled to vote at the annual meeting.

We urge you to vote your shares as promptly as possible by: (1) calling the toll-free number, (2) accessing the Internet web site, or (3) signing, dating and mailing the enclosed proxy.



                                   Sincerely,

                                   /s/ RICHARD J. AGNICH
                                   ----------------------------
                                   Richard J. Agnich
                                   Senior Vice President,
                                   Secretary and General Counsel

Dallas, Texas
March 5, 1999



                           TABLE OF CONTENTS

                                                                          Page

Voting Procedures..........................................................4

Election of Directors......................................................4

      Nominees for Directorship............................................4

      Nominees' Ages, Service and Share Ownership..........................8

Board Organization.........................................................8

      Board and Committee Meetings.........................................8

      Committees of the Board..............................................8

Directors Compensation.....................................................10

      Cash Compensation....................................................10

      Deferral Election....................................................10

      Restricted Stock Units...............................................10

      Stock Options........................................................11

      Director Award Program...............................................11

Executive Compensation.....................................................11

      Compensation Overview................................................11

      Summary Compensation Table...........................................12

      Table of Option Grants in 1998.......................................14

      Table of Option Exercises in 1998 and Year-End Option Values.........15

      U.S. Pension Plan Table..............................................16

      U.K. Pension Plan Table..............................................17

Compensation Committee Report on Executive Compensation....................18

Comparison of Total Shareholder Return.....................................21

Additional Information.....................................................22

      Voting Securities....................................................22

      Share Ownership of Certain Persons...................................22

      Cost of Solicitation.................................................23

                                                                          Page

      Proposals of Stockholders............................................23

      Quorum Requirement...................................................24

      Vote Required........................................................24

      Telephone and Internet Voting........................................24

      Independent Auditors.................................................25

[Company Logo]

                            TEXAS INSTRUMENTS

             EXECUTIVE OFFICES:  8505 FOREST LANE, DALLAS, TEXAS

     MAILING ADDRESS:  POST OFFICE BOX 660199, DALLAS, TEXAS 75266-0199


                             PROXY STATEMENT

                              March 5, 1999


                            VOTING PROCEDURES

TI's board of directors requests your proxy for the annual meeting of stockholders on April 22, 1999. If you sign and return the enclosed proxy, or vote by telephone or on the Internet, you authorize the persons named in the proxy to represent you and vote your shares for the purposes we mentioned in the notice of annual meeting.

If you come to the meeting, you can of course vote in person. But, if you don't come to the meeting, your shares can be voted only if you have returned a properly executed proxy or followed the telephone or Internet voting instructions. If you execute and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors. You can revoke your authorization at any time before the shares are voted at the meeting.

                         ELECTION OF DIRECTORS

Directors are elected at the annual meeting to hold office until the next annual meeting and until their successors are elected and qualified. The board of directors has designated the following persons as nominees. Unless you withhold authority to vote for directors in your proxy, your shares will be voted for: JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, DANIEL A. CARP, THOMAS J. ENGIBOUS, GERALD W. FRONTERHOUSE, DAVID R. GOODE, WAYNE R. SANDERS, GLORIA M. SHATTO and CLAYTON K. YEUTTER.

Nominees for Directorship

All of the nominees for directorship are now directors of the company. If any nominee becomes unable to serve before the meeting, the people named as proxies may vote for a substitute or the number of directors will be reduced accordingly.

[Photo of J.R. Adams]           JAMES R. ADAMS  Director

                                Chair, Board Organization and Nominating
                                Committee; member, Audit Committee.

                                Chairman of the board of the company from 1996 to April 1998. Group president, SBC Communications Inc. from 1992 until retirement in 1995; president and chief executive officer of Southwestern Bell Telephone Company, 1988-92.

[Photo of D.L. Boren]           DAVID L. BOREN  Director

                                Member, Audit and Stockholder Relations and
                                Public Policy Committees.

                                President of the University of Oklahoma since 1994. U.S. Senator, 1979-94; Governor of Oklahoma, 1975-79. Director, AMR Corporation, Phillips Petroleum Company, Torchmark Corporation and Waddell & Reed, Inc.; Chairman, Oklahoma Foundation for Excellence.

[Photo of J.B. Busey IV]        JAMES B. BUSEY IV  Director

                                Chair, Audit Committee; member, Board
                                Organization and Nominating Committee.

                                Retired from U.S. Navy as Admiral in 1989.
                                President and chief executive officer, Armed
                                Forces Communications and Electronics
                                Association, 1992-96; Deputy Secretary,
                                Department of Transportation, 1991-92;
                                Administrator, Federal Aviation Administration, 1989-91. Director, Curtiss-Wright Corporation and S.T. Research Corporation; trustee and vice-chairman, MITRE Corporation.

[Photo of D.A. Carp]            DANIEL A. CARP  Director

                                Member, Audit and Board Organization and
                                Nominating Committees.

                                President and chief operating officer of Eastman Kodak Company since January 1997; also, director since December 1997. Executive vice president and assistant chief operating officer of Eastman Kodak, 1995-97; general manager, European Region, 1991-95.

[Photo of T.J. Engibous]        THOMAS J. ENGIBOUS  Chairman, President and
                                Chief Executive Officer

                                President and chief executive officer of the company since 1996; also, chairman since April 1998. Joined the company in 1976; elected executive vice president in 1993. Director, Catalyst, J.C. Penney Company, Inc. (effective March 9, 1999); member, The Business Council and The Business Roundtable; trustee, Southern Methodist University.

[Photo of G.W. Fronterhouse]    GERALD W. FRONTERHOUSE  Director

                                Chair, Compensation Committee; member,
                                Stockholder Relations and Public Policy
                                Committee.

                                Investments.  Former chief executive officer
                                (1985-88) of First RepublicBank Corporation.
                                President and director, Hoblitzelle Foundation.

[Photo of D.R. Goode]           DAVID R. GOODE  Director

                                Member, Board Organization and Nominating and Compensation Committees.

                                Chairman of the board and chief executive officer of Norfolk Southern Corporation since 1992; also, president since 1991. Director, Aeroquip-Vickers, Inc., Caterpillar, Inc., Delta Airlines, Inc. (effective April 22, 1999) and Georgia-Pacific Corporation; member, The Business Council and The Business Roundtable; trustee, Hollins College.

[Photo of W.R. Sanders]         WAYNE R. SANDERS  Director

                                Member, Compensation and Stockholder Relations and Public Policy Committees.

                                Chairman of the board of Kimberly-Clark
                                Corporation since 1992; also, chief executive officer since 1991. Director, Adolph Coors Company, Coors Brewing Company and Chase Bank of Texas, N.A.; trustee, Marquette University.

 [Photo of G.M. Shatto]         GLORIA M. SHATTO  Director

                                Member, Audit and Stockholder Relations and
                                Public Policy Committees.

                                President Emerita of Berry College. President of Berry College from 1980 to June 1998. Director, Becton Dickinson and Company, Georgia Power Company and The Southern Company; trustee, Rice University.

[Photo of C.K. Yeutter]         CLAYTON K. YEUTTER  Director

                                Chair, Stockholder Relations and Public Policy Committee; member, Compensation Committee.

                                Of counsel, Hogan & Hartson.  Counselor to
                                President Bush for domestic policy during 1992; chairman, Republican National Committee, 1991-92; Secretary, Department of Agriculture, 1989-91; U.S. Trade Representative, 1985-89. Director, Allied Zurich, P.L.C., Caterpillar Inc., ConAgra, Inc., FMC Corporation, and Oppenheimer Funds.

Nominees' Ages, Service and Share Ownership

The table below shows the ages and holdings of common stock of the nominees and the year they became a director.

                                                       Common Stock
                                       Director        Ownership at
      Nominee                Age       Since           December 31, 1998<F1>*
      -------                ---       --------        ------------------
James R. Adams                59        1989                121,681
David L. Boren                57        1995                  6,320
James B. Busey IV             66        1992                  8,637
Daniel A. Carp                50        1997                  2,166
Thomas J. Engibous            46        1996                538,287
Gerald W. Fronterhouse        62        1986                 11,773
David R. Goode                58        1996                  3,408
Wayne R. Sanders              51        1997                  3,800
Gloria M. Shatto              67        1992                  7,720
Clayton K. Yeutter            68        1992                  9,320

---------------

<F1>*Includes any shares subject to restricted stock unit awards.  Also includes (a) shares that can be acquired within 60 days through the exercise of options by Mr. Adams, 100,000 shares, and Mr. Engibous, 474,215 shares, and
(b) shares credited to profit sharing stock accounts for Mr. Adams, 833 shares, and Mr. Engibous, 4,324 shares. Excludes shares held by a family member if a director has disclaimed beneficial ownership. Each director owns less than 1% of the company's common stock.

                           BOARD ORGANIZATION

During 1998, the board of directors undertook a review of its committee structure. As a result of this review, it discontinued the Benefit Plans, Finance and Trust Review Committees. The discontinued committees' responsibilities were, in most cases, transferred to the full board or other board committees. Some responsibilities were also delegated to management.

Board and Committee Meetings

During 1998, the board held 10 meetings. The board has four standing committees described below. Overall attendance at board and committee meetings was approximately 95%.

Committees of the Board

Audit Committee.  The Audit Committee is generally responsible for:

o Making recommendations to the board regarding the appointment of independent public accountants for the company.

o  Approving:
   o The company's annual report to stockholders (except for portions not required by Securities and Exchange Commission or stock exchange rules).
   o  Certain non-audit services of the independent public accountants.

o  Reviewing:
   o  The company's quarterly reports to the SEC.
   o  Proposed changes in major accounting policies.
   o  Scope of the annual audit.
   o Reports of compliance of management and operating personnel with the company's code of ethics.
   o  Adequacy of the company's system of internal accounting controls.
   o  Other factors affecting the integrity of published financial reports.

The Audit Committee met 7 times in 1998.

Board Organization and Nominating Committee. The Board Organization and Nominating Committee is generally responsible for:

o  Making recommendations to the board regarding:
   o  Nominees for election as directors.
   o  Structure, size and composition of the board.
   o  Compensation of board members.
   o  Organization and responsibilities of board committees.

o  Reviewing:
   o  General responsibilities and functions of the board.
   o  A desirable balance of expertise among board members.
   o Overall company organizational health, particularly succession plans for top management positions within TI.

Any stockholder who wishes to recommend a prospective board nominee for the committee to consider can write to Richard J. Agnich, Secretary, Board Organization and Nominating Committee, c/o Texas Instruments Incorporated, Post Office Box 660199, MS 8658, Dallas, Texas 75266-0199.

The Board Organization and Nominating Committee met 6 times in 1998.

Compensation Committee. The Compensation Committee is generally responsible for:

o  Making recommendations to the board regarding:
   o Revisions in and actions under benefit plans of the company that the board must approve.
   o Institution of, revisions in, terminations of and actions under pension, profit sharing or other benefit plans that only benefit officers of the company or disproportionately benefit officers and plans requiring or permitting the issuance of the company's stock.
   o Reservation of company stock for use as awards or grants under plans or as contributions or sales to any trustee of a company employee benefit plan.
   o  Purchase of company stock in connection with benefit plans.

o  Taking action as appropriate regarding:
   o  Changes in compensation of executive officers of the company.
   o Actions that are required or permitted to be taken by the committee under employee benefit plans of the company.

The Compensation Committee met 6 times in 1998.

Stockholder Relations and Public Policy Committee. The Stockholder Relations and Public Policy Committee is generally responsible for:

o Making recommendations to the board regarding topics affecting the relationship between management and stockholders and public issues.

o  Reviewing:
   o  Contribution policies of the company and of the TI Foundation.
   o  Revisions to TI's code of ethics.

The Stockholder Relations and Public Policy Committee met 4 times in 1998.

                          DIRECTORS COMPENSATION

Cash Compensation

Directors who are not employees are paid each year:

o  A board retainer of $40,000.

o  A committee retainer of $15,000.

o  $2,500 for attendance at the company's strategic planning conference.

o  $2,500 for attendance at the company's annual planning conference.

Compensation for other activities, like visits to TI facilities and attendance at certain company events, is $1,000 per day. In 1998, the company made payments (an aggregate of $9,109) relating to premiums for life, medical, dental, travel and accident insurance policies covering directors.

Deferral Election

Subject to some limitations, directors can choose to have all or part of their compensation deferred until they leave the board (or certain other specified times). The deferred amounts are credited to either a cash account or stock unit account. Cash accounts earn interest from the company at a rate (currently based on published interest rates on certain corporate bonds) determined by the Board Organization and Nominating Committee. Stock unit accounts fluctuate in value with the underlying shares of company common stock, which will be issued after the deferral period.

Restricted Stock Units

Under the company's restricted stock unit plan for directors, new directors are given 2,000 restricted stock units (each representing one share of company common stock). The restricted stock units provide for issuance of company common stock at the time of retirement from the board, or upon earlier termination of service from the board after completing eight years of service or because of death or disability.

Stock Options

Beginning in January 1999, under the company's stock option plan for non-employee directors, non-employee directors will annually be granted a 10-year option to purchase 5,000 shares of the company's common stock. The purchase price of the shares is 100% of the fair market value on the date of grant. These nonqualified options become exercisable in four equal annual installments beginning on the first anniversary date of the grant and also may become fully exercisable in the event of a change in control (as defined in the plan) of the company.

Director Award Program

Each director who has been on the board for five years, and whose board membership ceases because of the mandatory retirement age or, in the case of non-employee directors, because of death or disability, can participate in a director award program. The program was established to promote the company's interest in supporting educational institutions. The company may contribute a total of $500,000 per eligible director to up to three educational institutions or other charitable institutions recommended by the director and approved by the company. The contributions will be made in five annual installments of $100,000 each following the director's death. Directors receive no financial benefit from the program, and all charitable deductions belong to the company.

                         EXECUTIVE COMPENSATION

Compensation Overview

The company is committed to building shareholder value through improved performance and growth. To achieve this objective, the company seeks to create an environment in which employees recognize that they are valued as individuals and treated with respect, dignity and fairness.

The company uses a merit-based system of compensation to encourage individual employees to reach their productive and creative potential, and to link individual financial goals to company performance. The company regularly compares its compensation system with those of competitors and refines its system as necessary to encourage a motivated and productive work force.

The following tables provide information regarding the compensation of the company's chief executive officer and each of the five other most highly compensated executive officers.

Summary Compensation Table

The following table shows the compensation of the company's chief executive officer and each of the five other most highly compensated executive officers for services in all capacities to the company in 1996, 1997 and 1998.

                                Annual Compensation                    Long-Term Compensation
                      ---------------------------------------  ---------------------------------------
                                                                        Awards               Payouts
                                                               -------------------------  ------------
     Name and                                    Other Annual  Restricted       Stock      Long-Term     All Other
     Principal                                   Compensation  Stock Awards    Options     Incentive    Compensation
     Position         Year   Salary     Bonus     <F1>(1)      <F2>(2)       (in shares)  Plan Payouts  <F3>(3)
--------------------  ----  --------  ---------- ------------  ------------  -----------  ------------  ----------
T.J. Engibous         1998  $677,540  $1,800,000      --               0       200,000         0         $174,732
Chairman,             1997  $645,870  $1,500,000      --               0       260,000         0         $ 98,604
President & CEO       1996  $509,640  $        0      --        $875,000       120,000         0         $ 15,484

R.K. Templeton        1998  $407,540  $1,200,000      --               0        90,000         0         $135,948
Executive Vice        1997  $358,770  $1,100,000      --               0       140,000         0         $ 41,248
President             1996  $278,750  $        0      --               0       120,000         0         $  3,200

R.J. Agnich           1998  $365,400  $  500,000      --               0        40,000         0         $ 73,830
Senior Vice           1997  $363,950  $  600,000      --               0        70,000         0         $ 47,954
President,            1996  $346,500  $        0      --               0        40,000         0         $ 19,040
Secretary &
General Counsel

W.A. Aylesworth       1998  $365,400  $  500,000      --               0        40,000         0         $ 73,783
Senior Vice           1997  $363,950  $  600,000      --               0        70,000         0         $ 47,888
President,            1996  $346,500  $        0      --               0        40,000         0         $ 20,516
Treasurer &
Chief Financial
Officer

J.C. Scarisbrick<F4>(4)  1998  $325,396  $  595,607   --               0        40,000         0         $115,538
Senior Vice
President

D.A. Whitaker<F4>(4)  1998  $332,080  $  650,000      --               0        40,000         0         $ 60,753
Senior Vice
President

------------------

<F1>(1) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting thresholds.

<F2>(2) For purposes of the table, restricted stock units awarded under the company's Long-Term Incentive Plan are valued at market on the date of award.

Payments relating to the restricted stock units awarded to Mr. Engibous in 1996 are based primarily on whether the company meets specific goals regarding return on net assets and revenue growth over a period of five years (as determined in accordance with the terms of the award) and generally are payable only if Mr. Engibous remains employed by the company for a period of ten years. As of December 31, 1998, the value of the 40,000 unvested shares was $3,425,000.


                                      12

Dividend equivalent payments are paid on restricted stock units at the same rate as dividends on the company's common stock.

<F3>(3) During 1998, the company made payments in connection with split-dollar life insurance policies in the following amounts: Mr. Engibous, $44,164;
Mr. Templeton, $10,994; Mr. Agnich, $14,051; and Mr. Aylesworth, $14,004. Also, the company made payments in connection with travel and accident insurance policies in the amount of $200 for each of the executive officers named in the summary compensation table.

During 1998, the company made matching contributions to 401(k) accounts in the amount of $3,200 for Messrs. Engibous, Agnich, Aylesworth and Whitaker and $6,400 for Mr. Templeton.

For 1998, cash payments and contributions (plus ERISA reductions for which the company will provide an offsetting supplemental benefit) under the U.S. profit sharing plan were as follows: Mr. Engibous, $127,168; Mr. Templeton, $88,040; Mr. Agnich, $56,379; Mr. Aylesworth, $56,379; and Mr. Whitaker, $57,353.
Also, the company made a contribution of $56,897 under the U.K. profit sharing plan for Mr. Scarisbrick.

The company made a contribution (plus an ERISA reduction for which the company will provide an offsetting supplemental benefit) in the amount of $30,314 under the deferred contribution retirement plan for Mr. Templeton.

The amount shown for Mr. Scarisbrick includes $22,857 for special allowances and $35,684 of tax reimbursement payments relating to his assignment outside the United States.

<F4>(4) Messrs. Scarisbrick and Whitaker became executive officers of the company in 1998.


























                                      13

Table of Option Grants in 1998

The following table shows stock options granted to the named executive officers in 1998. Additionally, in accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                      Potential Realizable Value at
                                                                   Assumed Annual Rates of Stock Price
                                                                Appreciation for Option Term (10 Years)
                                                       ------------------------------------------------------------
                                                                   5%                            10%
                                                       -------------------------   --------------------------------
                Options  % of Total
                Granted   Options                         Stock                         Stock
                  (in    Granted to  Exercise   Expir-  Price (per                    Price (per
                shares)  Employees   Price(per  ation   share)                          share)
 Name        <F1>(1)     in 1998    share)      Date  <F2>(2)             Gain       <F2>(2)            Gain
-------------   -------  ----------  --------  -------  ---------- -----------------  -----------  ----------------
T.J. Engibous    200,000    2.48%     $46.22   1/14/08    $75.29       $5,813,111       $119.88      $14,731,933

R.K. Templeton    90,000    1.12%     $46.22   1/14/08    $75.29       $2,615,900       $119.88      $ 6,629,370

R.J. Agnich       40,000    0.50%     $46.22   1/14/08    $75.29       $1,162,622       $119.88      $ 2,946,387

W.A. Aylesworth   40,000    0.50%     $46.22   1/14/08    $75.29       $1,162,622       $119.88      $ 2,946,387

J.C. Scarisbrick  40,000    0.50%     $46.22   1/14/08    $75.29       $1,162,622       $119.88      $ 2,946,387

D.A. Whitaker     40,000    0.50%     $46.22   1/14/08    $75.29       $1,162,622       $119.88      $ 2,946,387

---------------

<F1>(1) These nonqualified options become exercisable in four equal annual installments beginning on January 14, 1999 and also may become fully exercisable in the event of a change in control (as defined in the options) of the company. In some cases, the exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid in shares.

<F2>(2) The price of TI common stock at the end of the 10-year term of the stock options granted at a 5% annual appreciation would be $75.29, and at a 10% annual appreciation would be $119.88.














                                      14

Table of Option Exercises in 1998 and Year-End Option Values

The following table lists the number of shares acquired and the value realized as the result of option exercises in 1998 by the named executive officers. It also includes the number and value of the exercisable and unexercisable options as of December 31, 1998. The table contains values for "in-the-money" options, meaning a positive spread between the year-end share price of $85.63 and the exercise price.

                                                                                  Value of
                                                      Number of                  Unexercised
                                                     Unexercised                 In-the-Money
                                                      Options at                  Options at
                        Shares                    December 31, 1998            December 31, 1998
                     Acquired on   Value     --------------------------  ---------------------------
Name                   Exercise   Realized   Exercisable  Unexercisable  Exercisable   Unexercisable
-------------------  -----------  ---------  -----------  -------------  -----------   -------------
T.J. Engibous             -           -        329,000       425,000     $20,909,075    $19,873,575

R.K. Templeton            -           -        341,000       225,000     $22,339,765    $10,876,625

R.J. Agnich               -           -         66,000       102,500     $ 4,041,005    $ 4,921,238

W.A. Aylesworth        15,500     $  639,676   140,000       102,500     $ 9,061,535    $ 4,921,238

J.C. Scarisbrick       61,700     $2,247,647    41,000       102,500     $ 2,433,995    $ 5,013,663

D.A. Whitaker          84,000     $4,572,810    25,000        75,000     $ 1,458,025    $ 3,442,875






























                                      15

U.S. Pension Plan Table

The following table shows the approximate annual benefits relating to the company's U.S. pension plan that would be payable as of December 31, 1998 to employees in higher salary classifications for the average credited earnings and years of credited service indicated. It assumes retirement at age 65. Benefits are based on eligible earnings. Eligible earnings include salary and bonus as shown in the summary compensation table. Other elements of compensation shown in the summary compensation table or referred to in the footnotes to that table are not included in eligible earnings.

In 1997, the company's U.S. employees were given the option of continuing to participate in the pension plan or to participate in a new defined contribution retirement plan. Mr. Templeton chose to participate in the new plan. Accordingly, his benefits under the pension plan (discussed in footnote 1) were frozen as of December 31, 1997. Contributions to the new plan for Mr. Templeton's benefit are shown in the summary compensation table.

Mr. Scarisbrick participated in the company's U.K. pension plan which is described on page 17.

                                  Estimated Annual Benefits Under Pension Plan for
                                    Specified Years of Credited Service<F2>(2)<F3>(3)
               ---------------------------------------------------------------------------------
Average
Credited
Earnings
<F1>(1)        15 Years    20 Years    25 Years    30 Years    35 Years    40 Years     45 Years
----------     --------    --------    --------    --------    --------    ---------   ----------
$  500,000    $108,998    $145,331    $181,664   $217,996    $254,329    $291,829    $  329,329
$  600,000    $131,498    $175,331    $219,164   $262,996    $306,829    $351,829    $  396,829
$  700,000    $153,998    $205,331    $256,664   $307,996    $359,329    $411,829    $  464,329
$  800,000    $176,498    $235,331    $294,164   $352,996    $411,829    $471,829    $  531,829
$  900,000    $198,998    $265,331    $331,664   $397,996    $464,329    $531,829    $  599,329
$1,000,000    $221,498    $295,331    $369,164   $442,996    $516,829    $591,829    $  666,829
$1,100,000    $243,998    $325,331    $406,664   $487,996    $569,329    $651,829    $  734,329
$1,200,000    $266,498    $355,331    $444,164   $532,996    $621,829    $711,829    $  801,829
$1,300,000    $288,998    $385,331    $481,664   $577,996    $674,329    $771,829    $  869,329
$1,400,000    $311,498    $415,331    $519,164   $622,996    $726,829    $831,829    $  936,829
$1,500,000    $333,998    $445,331    $556,664   $667,996    $779,329    $891,829    $1,004,329

---------------

<F1>(1) The average credited earnings is the average of the five consecutive years of highest earnings.

At December 31, 1998, the named executive officers were credited with the following years of credited service and had the following average credited earnings: Mr. Engibous, 21 years, $1,180,881; Mr. Agnich, 26 years, $763,879; Mr. Aylesworth, 32 years, $703,991; and Mr. Whitaker, 30 years, $626,141.
Mr. Templeton had 16 years of credited service and $536,761 in average credited earnings as of December 31, 1997.

<F2>(2) If the amount otherwise payable under the pension plan should be restricted by the applicable provisions of ERISA, the amount in excess of ERISA's restrictions will be paid by the company.


                                      16

<F3>(3) The benefits under the plan are computed as a single life annuity beginning at age 65.

The amounts shown in the table reflect the offset provided in the pension plan under the pension formula adopted July 1, 1989 to comply with the social security integration requirements. The integration offset is $3,502 for 15 years of credited service, $4,669 for 20 years of credited service, $5,837 for 25 years of credited service, $7,004 for 30 years of credited service, $8,171 for 35 years of credited service, $8,171 for 40 years of credited service and $8,171 for 45 years of credited service.

U.K. Pension Plan Table

The following table shows the approximate annual benefits relating to the company's U.K. pension plan that would be payable as of December 31, 1998 to employees in higher salary classifications for the average credited earnings and years of service indicated. It assumes retirement at age 65. Benefits are based on eligible earnings. Eligible earnings include salary and bonus as shown in the summary compensation table. Other elements of compensation shown in the summary compensation table or referred to in the footnotes to that table are not included in eligible earnings.

                        Estimated Annual Benefits Under Pension Plan for
                                    Specified Years of Credited Service <F2>(2)
               ---------------------------------------------------------------------------------
Average
Credited
Earnings
<F1>(1)        15 Years    20 Years    25 Years    30 Years    35 Years    40 Years    45 Years
----------     --------    --------    --------    --------    --------   ----------  -----------
$  300,000    $ 78,750    $105,000    $131,250    $157,500    $183,750    $200,000    $200,000
$  400,000    $105,000    $140,000    $175,000    $210,000    $245,000    $266,667    $266,667
$  500,000    $131,250    $175,000    $218,750    $262,500    $306,250    $333,333    $333,333

------------

<F1>(1) At December 31, 1998, Mr. Scarisbrick was credited with 22 years of service and had $322,682 of average credited earnings for purposes of the U.K. pension plan.

<F2>(2) The benefits under the plan are computed as a joint life annuity beginning at age 65.

       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation paid or awarded to executive officers for 1998:

The company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the Committee), which is composed of the individuals listed below, all of whom are independent directors of the company. The program consists of base salaries, annual performance awards and long-term compensation. At higher management levels, the mix of compensation is weighted more to the performance-based components -- annual performance awards and long-term compensation. This year, the Committee was advised by an outside compensation consulting firm.

In determining the compensation of the executive officers, the Committee considered compensation practices of competitor companies (based on the best available data from as many competitor companies as practicable) and the relative performance of TI and competitor companies. The competitor companies are major high-technology competitors of the company. While many of these companies are included in the S&P Technology Sector Index appearing in the graph regarding total shareholder return on page 21, these companies are not the same as the companies comprising that index. The Committee also considered the contribution of each executive officer toward achieving the company's prior year and long-term strategic objectives; in this connection, the Chairman and CEO made recommendations regarding the components of each executive officer's compensation package except his own.

In its considerations, the Committee did not assign quantitative relative weights to different factors or follow mathematical formulae. Rather, the Committee exercised its discretion and made a judgment after considering the factors it deemed relevant. The Committee's decisions regarding 1998 executive compensation were designed to: (1) align the interests of executive officers with the interests of the stockholders by providing performance-based awards; and (2) allow the company to compete for and retain executive officers critical to the company's success by providing an opportunity for compensation that is comparable to the levels offered by competitor companies.

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the company's CEO and four other highest compensated officers to the extent that the officer's compensation (other than qualified performance-based compensation) exceeds $1 million. The company believes the Executive Officer Performance Plan approved in April 1997 allows performance-based compensation for the company's executive officers that complies with the requirements for full deductibility under Section 162(m).

Compensation Components and Determination

Compensation decisions for 1998 were made such that TI executive officers will receive a level of total annual compensation that, when compared to the total annual compensation of competitor companies, reflects the company's performance relative to those competitor companies. In order to weight more of total compensation to performance-based components, the Committee's base salary decisions are intended to provide salaries somewhat lower than the median level of salaries for similarly situated executive officers of competitor companies, or of divisions within competitor companies, of similar size (in terms of total revenues). Annual performance awards for 1998 were primarily driven by each individual's contribution to the company's strategic focus on digital signal processing and its performance on three measures: profit from operations as a percent of revenues for the year, change in net revenues from the prior year, and total shareholder return for the year.

Guidelines for awards granted under TI's long-term incentive program were set with the intention of providing TI executive officers an opportunity for financial gain equivalent in present value to the opportunity provided by similarly performing competitor companies through all their long-term compensation programs. The Committee, in its discretion, adjusts the awards considering each executive officer's individual contribution to the implementation of the strategic plan of the company.

Base Salary

The Committee reviewed base salaries for executive officers of competitor companies and set base salaries for its executive officers somewhat lower than competitive levels. Mr. Engibous' annual salary during 1998 was below the median annual salary of CEOs of competitor companies.

Annual Performance Award

The annual performance award varies significantly based on the company's profitability, revenue growth, and total shareholder return; the achievement of the strategic objectives of the company; and each individual's contribution toward that performance. The Committee considered rankings of estimates of competitor companies' 1998 performance compared to the company's performance, and granted annual performance awards to executive officers intended to approximate total annual compensation of executive officers in similarly performing competitor companies. As a result, Mr. Engibous received an annual performance award of $1,800,000.

Long-term Compensation

The Committee made long-term compensation determinations in January 1998. Stock options constitute TI's primary long-term incentive vehicle. Stock options granted in 1998 were granted at 100% of fair market value on the date of grant, have a 10-year term, do not become exercisable until one year after grant, and then become exercisable in four equal annual installments. Any value actually realized by an executive officer from an option grant depends completely upon increases in the price of TI common stock.

The Committee reviewed each officer's continuing contribution to achieving the strategic objectives of the company, and followed the guidelines by granting each officer stock options at a price per share of $46.22 (the market value of TI's common stock on January 14, 1998 (the date of grant)). The Committee intended for these grants to recognize progress toward accomplishment of the strategic objectives and, since these stock options will result in increased compensation to an executive officer only if TI's stock price increases, focus the executive officers on building value for stockholders. Considering
Mr. Engibous' continuing contribution to execution of the strategic plan for the company, the Committee granted Mr. Engibous an option to purchase 200,000 shares, resulting in a total long-term compensation opportunity comparable to those of CEOs of similarly performing competitor companies.

The ranking of total compensation (annual plus long-term) for Mr. Engibous as compared to the total compensation of CEOs of competitor companies was intended to approximate the estimated ranking of TI performance compared to the performance of competitor companies.


          Gerald W. Fronterhouse, Chair         Wayne R. Sanders
          David R. Goode                        Clayton K. Yeutter

                    COMPARISON OF TOTAL SHAREHOLDER RETURN

This graph compares TI's total shareholder return with the S&P 500 Index and the S&P Technology Sector Index over a five-year period, beginning December 31, 1993, and ending December 31, 1998. The total shareholder return assumes $100 invested at the beginning of the period in TI common stock, the S&P 500 and the S&P Technology Sector Index. It also assumes reinvestment of all dividends.








             [A performance graph showing five year cumulative total return among the Company, the S&P 500 Index and the S&P Technology Sector Index appears here. The coordinates used in the graph appear below.]


















                           Dec-93   Dec-94   Dec-95   Dec-96   Dec-97   Dec-98
Texas Instruments          $100     $119     $166     $208     $296     $565

S&P 500(R) Index           $100     $101     $139     $171     $229     $294

S&P(R) Technology          $100     $117     $168     $236     $297     $514
Sector Index

*Assumes that the value of the investment in TI common stock and each index was $100 on December 31, 1993, and that all dividends were reinvested.

**Year ending December 31.

                          ADDITIONAL INFORMATION

Voting Securities

As of February 23, 1999, 391,838,473 shares of the company's common stock were outstanding. This is the only class of capital stock entitled to vote at the meeting. Each holder of common stock has one vote for each share held. As stated in the notice of meeting, holders of record of the common stock at the close of business on February 23, 1999 may vote at the meeting or any adjournment of the meeting.

Share Ownership of Certain Persons

The following table shows (a) the only persons that have reported beneficial ownership of more than 5% of the common stock of the company, and (b) the ownership of the company's common stock by the named executive officers, and all executive officers and directors as a group. Persons generally "beneficially own" shares if they have either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

                                            Shares Owned At               Percent of
       Name and Address                    December 31, 1998                Class
--------------------------------           -----------------              ----------
FMR Corp.
  82 Devonshire Street                        41,679,627<F1>(1)              10.7%
  Boston, MA  02109

Capital Research and
Management Company                            20,334,260<F2>(2)               5.2%
   333 South Hope Street
   Los Angeles, CA  90071

Thomas J. Engibous                               538,287<F3>(3)                 *

Richard K. Templeton                             465,360<F3>(3)                 *

Richard J. Agnich                                137,573<F3>(3)                 *

William A. Aylesworth                            231,424<F3>(3)                 *

John C. Scarisbrick                               94,386<F3>(3)                 *

Delbert A. Whitaker                               75,686<F3>(3)                 *


All executive officers and                     2,586,176<F3>(3)<F4>(4)          *
directors as a group

---------------
*Less than 1%.

<F1>(1) The company understands that, as of December 31, 1998, (a) FMR Corp.
and its chairman, Edward C. Johnson 3d, had sole dispositive power with respect to all of the above shares and FMR Corp. had sole voting power with respect to 3,331,967 of the above shares, and (b) the above shares include 37,782,950


                                      22

shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to several investment companies, and as a result of acting as a sub-advisor to Fidelity American Special Situations Trust.

<F2>(2) The company understands that as of December 31, 1998, Capital Research and Management Company had sole dispositive power with respect to all of the above shares.

<F3>(3) Includes shares subject to acquisition within 60 days by Messrs.
Engibous, Templeton, Agnich, Aylesworth, Scarisbrick and Whitaker for 474,000, 428,500, 103,500, 177,500, 83,500 and 50,000 shares, respectively, and shares credited to profit sharing stock accounts for Messrs. Engibous, Templeton, Agnich, Aylesworth, Scarisbrick and Whitaker in the amounts of 4,324, 2,625, 8,901, 5,768, 1,364 and 7,651, respectively. Excludes shares held by a family member if a director or officer has disclaimed beneficial ownership.

<F4>(4) Includes (a) 2,141,850 shares subject to acquisition within 60 days, and (b) 59,058 shares credited to profit sharing stock accounts.

As of December 31, 1998, the TI Employees Master Profit Sharing Trust held 22,088,749 shares (5.7%) of the company's common stock. Pursuant to the terms of the trust, participants have the power to determine the voting and, to the extent permitted, disposition of shares held by the trust.

Cost of Solicitation

The solicitation is made on behalf of the board of directors of the company. The company will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Without receiving additional compensation, officials and regular employees of the company may solicit proxies personally, by telephone, fax or E-mail from some stockholders if proxies are not promptly received. We have also hired Georgeson & Company, Inc. to assist in the solicitation of proxies at a cost of $12,000 plus out-of-pocket expenses.

Proposals of Stockholders

If you wish to submit a proposal for possible inclusion in the company's 2000 proxy material, we must receive your notice, in accordance with rules of the Securities and Exchange Commission, on or before November 5, 1999.

If you wish to submit a proposal at the 2000 annual meeting (but not seek inclusion of the proposal in the company's proxy material), we must receive your notice, in accordance with SEC rules, on or before January 19, 2000. Otherwise, the proxies named by the board of directors for the meeting may exercise discretionary voting authority with respect to the proposal, without any discussion of the proposal in the company's proxy material.



                                      23

Suggestions from stockholders concerning the company's business are welcome and all will be carefully considered by the company's management. So that your suggestions receive appropriate review, the Stockholder Relations and Public Policy Committee from time to time reviews correspondence from stockholders and management's responses. This way, stockholders are given access at the board level without having to resort to formal stockholder proposals. Generally, the board prefers you present your views in this manner rather than through the process of formal stockholder proposals.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the shares of TI stock issued and outstanding and eligible to vote are present in person or by proxy, a quorum will exist.

Vote Required

The 10 nominees receiving the greatest number of votes cast by those entitled to vote will be elected.

For all matters other than the election of directors submitted at the meeting, an affirmative vote of the majority of the shares present in person or by proxy is necessary for approval.

We do not expect any matters to be presented for a vote at the annual meeting other then the election of directors. If you grant a proxy, the persons named in the proxy will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Under Delaware law and the company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote FOR, AGAINST or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters. The total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

Telephone and Internet Voting

Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with Harris Bank may vote telephonically by calling Harris Bank at (888) 776-5653 or may vote via the Internet at the following address on the World Wide Web:

                          www.harrisbank.com/wproxy

Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks offer telephone and Internet voting options. These



                                      24

programs differ from the program provided by Harris Bank for shares registered in the name of the stockholder. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The company has been advised by counsel that the telephone and Internet voting procedures that have been made available through Harris Bank are consistent with the requirements of applicable law. Stockholders voting via the Internet through Harris Bank should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Independent Auditors

The board has, in accordance with the recommendation of its Audit Committee, chosen the firm of Ernst & Young LLP as independent auditors for the company. Representatives of Ernst & Young are expected to be present, and to be available to respond to appropriate questions, at the annual meeting. They will have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.



                                     By Order of the Board of Directors,

                                     /s/ RICHARD J. AGNICH
                                     -----------------------------
                                     Richard J. Agnich
                                     Senior Vice President,
                                     Secretary and General Counsel


Dallas, Texas
March 5, 1999


















                                      25


DIRECTIONS TO ANNUAL MEETING SITE


From DFW Airport

Take the North Airport exit to 635E. Take 635E to the Greenville Avenue Exit. Turn right on Greenville. Turn right on Forest Lane. Texas Instruments will be on your right at the second traffic light. Please use the south entrance to the building.

Directions from Love Field Airport

Take Mockingbird Lane to 75N (Central Expressway). Travel north on 75 to the Forest Lane Exit. Turn right on Forest Lane. You will pass two traffic lights. At the third light, the entrance to Texas Instruments will be on your left. Please use the south entrance to the building.

PROXY                                                                    PROXY


                            TEXAS INSTRUMENTS

              PROXY FOR ANNUAL MEETING TO BE HELD APRIL 22, 1999

         This Proxy is solicited on behalf of the Board of Directors.


The undersigned hereby appoints JAMES R. ADAMS, THOMAS J. ENGIBOUS, CLAYTON K. YEUTTER, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of TEXAS INSTRUMENTS INCORPORATED to be held in Dallas, Texas, on April 22, 1999, at 10:00 a.m. (Dallas time) and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote if then personally present, in the election of directors and upon other matters properly coming before the meeting.




      IMPORTANT-This Proxy must be signed and dated on the reverse side.




------------------------------------------------------------------------------


Dear Stockholder:

     On the reverse side of this card are instructions on how to vote your shares regarding the election of directors by telephone or Internet. Please consider voting by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.




                               TEXAS INSTRUMENTS
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [/]
_____________________________________________________________________________

The Board of Directors recommends a vote FOR the election of each Board nominee.

                                                            FOR ALL
   Election of Directors                  FOR   WITHHELD    Except Nominee(s)
                                          ALL   ALL         Written Below
   Nominees:  01-J.R. Adams,              [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders, 09-G.M. Shatto,
   and 10-C.K. Yeutter.
                             In their discretion the named proxies are authorized to vote upon such other matters as may properly come before the meeting.

                             If no contrary indication is made, this proxy will be voted FOR the election of each Board nominee.

                             Dated __________________________, 1999


                             ______________________________________________
                             Signature

                             ______________________________________________
                             Signature

NOTE: Please sign exactly as your name appears on this document. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
PLEASE SEE THE INSTRUCTIONS BELOW.
------------------------------------------------------------------------------

CONTROL NUMBER
 ______________
|              |
|______________|


NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Texas Instruments Incorporated encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE

     Call toll free 1-888-776-5653 any time on a touch tone telephone. There is NO CHARGE to you for the call.

     Enter the Control Number located above.

     To vote FOR ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9.

     To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

               WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

TO VOTE BY INTERNET

     Go to the following website:  www.harrisbank.com/wproxy

     Enter the information requested on your computer screen, including your Control Number located above.

     Follow the simple instructions on the screen.

   If you vote by telephone or Internet, DO NOT mail back the proxy card.

                             THANK YOU FOR VOTING!

            Proxy for Annual Meeting to be held April 22, 1999

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints James R. Adams, Thomas J. Engibous, Clayton
K. Yeutter, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 22, 1999, at 10:00 a.m. (Dallas time) and at any or all adjournments thereof according to the number of shares of common stock which the undersigned would be entitled to vote if then personally present, in the election of directors and upon other matters properly coming before the meeting.

-----------------------------------------------------------------------------

The Board Of Directors recommends a vote "FOR" the election of each Board nominee.

Election of directors:

01-J. R. Adams             o For        o Withhold

02-D. L. Boren             o For        o Withhold

03-J.B. Busey IV           o For        o Withhold

04-D. A. Carp              o For        o Withhold

05-T. J. Engibous          o For        o Withhold

06-G. W. Fronterhouse      o For        o Withhold

07-D. R. Goode             o For        o Withhold

08-W. R. Sanders           o For        o Withhold

09-G. M. Shatto            o For        o Withhold

10-C. K. Yeutter           o For        o Withhold


-----------------------------------------------------------------------------
In their discretion the named proxies are authorized to vote upon such other matters as may properly come before the meeting.
-----------------------------------------------------------------------------

If no contrary indication is made, this proxy will be voted "FOR" the election of each Board nominee.


                               ---------------
                               | Submit Votes|
                               ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                April 22, 1999
                                                              March 5, 1999

TO:   Participants in the TI Universal Profit Sharing Plan (the "Universal
Plan") and the TI U.S. Employees Retirement and Profit Sharing Plan (the "Retirement and Profit Sharing Plan")

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and Instructions to Trustee on Voting relate to shares of common stock of Texas Instruments Incorporated held by the Trustee for your profit sharing accounts.

As noted in the Proxy Statement, the TI board of directors has designated the following nominees for election to the board for the ensuing year: JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, DANIEL A. CARP, THOMAS J. ENGIBOUS, GERALD W. FRONTERHOUSE, DAVID R. GOODE, GLORIA M. SHATTO, WAYNE R. SANDERS and CLAYTON K. YEUTTER. Biographies of the nominees appear in the Proxy Statement. The board of directors of TI recommends a vote FOR the election of directors.

The Trustee is required to vote the whole shares held for each of your accounts (and whole and fractional shares held for Tax Credit Employee Stock Ownership Accounts) in accordance with your instructions. If you wish to instruct the Trustee on the voting of whole shares held for your accounts (and whole and fractional shares held for Tax Credit Employee Stock Ownership Accounts), you should complete and sign the "Instructions to Trustee on Voting" form enclosed and return it in the addressed, postage-free envelope or use the telephone voting procedures specified on the voting instructions form by April 19, 1999.

If you are a participant in the Universal Plan and you do not instruct the Trustee on voting the whole shares held for your accounts (except Tax Credit Employee Stock Ownership Account shares) by April 19, 1999 in the manner specified on the voting instructions form, the Trustee will vote such shares in accordance with the vote of the majority of the shares for which the Trustee receives voting instructions from other Universal Plan participants. Similarly, if you are a participant in the Retirement and Profit Sharing Plan, and do not instruct the Trustee on voting the whole shares held for your accounts (except Tax Credit Employee stock ownership account shares) by April 19, 1999 in the manner specified on the voting instructions form, the Trustee will vote such shares in accordance with the vote of the majority of the shares for which the Trustee receives voting instructions from other Retirement and Profit Sharing Plan participants. Fractional shares and unallocated shares held for accounts other than Tax Credit Employee Stock Ownership Accounts will be voted in the same manner. The Trustee will vote the shares held for each Tax Credit Employee Stock Ownership Account (generally 8 to 64 whole shares per account) as instructed by participants by April 19, 1999 or as required by law or otherwise where no instructions are received.

NOTE: If you own TI shares in your own name, a Proxy for those shares will be sent to you in a separate package. Please sign and date the Proxy, if applicable, and return it in the envelope provided, or follow the telephone or Internet voting procedures accompanying the Proxy.


                                        /s/ STEVE LEVEN
                                        ------------------------------------
                                        Steve Leven
                                        Director, World Wide Human Resources

                       INSTRUCTIONS TO TRUSTEE ON VOTING
                        TI COMMON STOCK HELD UNDER THE
                  TI EMPLOYEES UNIVERSAL PROFIT SHARING PLAN


 PLEASE VOTE BY SIGNING ON REVERSE SIDE AND RETURNING IN THE ENCLOSED ENVELOPE OR BY FOLLOWING THE TELEPHONE VOTING PROCEDURES

             These voting instructions are requested in conjunction
            with a proxy solicitation by the Board of Directors
                    of Texas Instruments Incorporated.


                  [participant identifying information]


I hereby instruct Bankers Trust Company as Trustee of the TI Employees Universal Profit Sharing Trust ("Trust") to vote in person or by proxy, at the annual meeting of stockholders of Texas Instruments Incorporated ("TI") on April 22, 1999, or any adjournments thereof, the whole shares of TI common stock ("TI stock") held in the TI Stock Fund under the Trust which are attributable to my Universal Profit Sharing Account and CODA Account and the whole and fractional shares of TI Stock held in the TI Stock Fund which are attributable to my Tax Credit Employee Stock Ownership Account in the manner indicated on the reverse side of this form with respect to each item identified thereon.

The Trustee will vote the shares represented by this voting instruction form if, by April 19, 1999, (a) the form is properly signed and received, or
(b) the telephone voting procedures are followed. Shares for which no voting instructions have been received will be voted in accordance with the vote of the majority of the shares for which voting instructions are received from other participants except that the Trustee will vote shares of TI stock attributable to Tax Credit Employee Stock Ownership Accounts for which no voting instructions have been received to the extent required by law or otherwise.
-----------------------------------------------------------------------------

     On the reverse side of this card are procedures on how to vote your shares regarding the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as though you mailed in your voting instruction form. We believe this form of voting to be convenient.




PLEASE MARK YOUR CHOICE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY: [ / ]
________________________________________________________________________

The board of directors of TI recommends a vote FOR the election of each Board nominee.

                                                       FOR ALL
   Election of Directors -               FOR   WITHHELD  Except Nominee(s)
                                       ALL   ALL       Written Below
   Nominees:  01-J.R. Adams,           [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders, 09-G.M. Shatto,
   and 10-C.K. Yeutter.


                             Dated __________________________, 1999


                             ______________________________________________
                             Signature

NOTE: Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

IF YOU WISH TO VOTE BY TELEPHONE, PLEASE SEE THE PROCEDURES BELOW.
------------------------------------------------------------------------------
CONTROL NUMBER
 ______________
|              |
|______________|

                    NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE!
     QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

     Call toll free 1-888-776-5654 any time on a touch tone telephone. There is NO CHARGE to you for the call.

     Enter the Control Number located above.

To vote FOR ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9.

TO WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

                WHEN ASKED, PLEASE CONFIRM YOU VOTE BY PRESSING 1.

    If you vote by telephone, DO NOT mail back the voting instructions form.

                              THANK YOU FOR VOTING!

                       INSTRUCTIONS TO TRUSTEE ON VOTING
                        TI COMMON STOCK HELD UNDER THE
             TI U.S. EMPLOYEES RETIREMENT AND PROFIT SHARING PLAN


       PLEASE VOTE BY SIGNING ON REVERSE SIDE AND RETURNING IN THE ENCLOSED
            ENVELOPE OR BY FOLLOWING THE TELEPHONE VOTING PROCEDURES

             These voting instructions are requested in conjunction
            with a proxy solicitation by the Board of Directors
                    of Texas Instruments Incorporated.


                  [participant identifying information]

I hereby instruct Bankers Trust Company as Trustee of the TI U.S. Employees Retirement and Profit Sharing Trust ("Trust") to vote in person or by proxy, at the annual meeting of stockholders of Texas Instruments Incorporated ("TI") on April 22, 1999, or any adjournments thereof, the whole shares of TI common stock ("TI stock") held in the TI Stock Fund under the Trust which are attributable to my Profit Sharing Account and 401(k) Account and the whole and fractional shares of TI Stock held in the TI Stock Fund which are attributable to my Tax Credit Employee Stock Ownership Account in the manner indicated on the reverse side of this form with respect to each item identified thereon.

The Trustee will vote the shares represented by this voting instruction form if, by April 19, 1999, (a) the form is properly signed and received, or
(b) the telephone voting procedures are followed. Shares for which no voting instructions have been received will be voted in accordance with the vote of the majority of the shares for which voting instructions are received from other participants; except that the Trustee will vote shares of TI stock attributable to Tax Credit Employee Stock Ownership Accounts for which no voting instructions have been received to the extent required by law or otherwise.

-----------------------------------------------------------------------------

     On the reverse side of this card are procedures on how to vote your shares regarding the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as though you had mailed in your voting instruction form.


PLEASE MARK YOUR CHOICE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY: [ / ]
________________________________________________________________________

The board of directors of TI recommends a vote FOR the election of each Board nominee.

                                                       FOR ALL
   Election of Directors -             FOR   WITHHELD  Except Nominee(s)
                                       ALL   ALL       Written Below
   Nominees:  01-J.R. Adams,           [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders, 09-G.M. Shatto,
   and 10-C.K. Yeutter.


                             Dated __________________________, 1999


                             ______________________________________________
                             Signature

NOTE: Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

IF YOU WISH TO VOTE BY TELEPHONE, PLEASE SEE THE PROCEDURES BELOW.
------------------------------------------------------------------------------
CONTROL NUMBER
 ______________
|              |
|______________|

                   NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Call toll free 1-888-776-5655 any time on a touch tone telephone. There is NO CHARGE to you for the call.

Enter the Control Number located above.

To vote FOR ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9.

To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

                 WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1

   If you vote by telephone, DO NOT mail back the voting instruction form.

                             THANK YOU FOR VOTING!